CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Tridex Corporation on Form S-8 (File numbers 333-52555, 333-52557, 333-52559) of our report dated March 30, 1999 on our audits of the consolidated financial statements of Tridex Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference from the 1998 Annual Report to Stockholders in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
March 31, 1998